UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2015

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)

Three Riverway, Suite 300, Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[   ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

The text set forth in Item 5.02 regarding the termination of the employment agreement of Charles Costenbader is incorporated into this Item 1.02 by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2015 and after mutual agreement, Charles Costenbader, the Chief Operating Officer of Synthesis Energy Systems, Inc. (the “Company”), was released by the Company without cause effective June 30, 2015 pursuant to his employment agreement.  His employment agreement with the Company dated September 3, 2013 was therefore terminated effective June 10, 2015.  Mr. Costenbader intends to pursue other interests but will continue to be subject to the continued enforcement of the provisions relating to non-competition, non-solicitation, non-disparagement and confidentiality.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: June 12, 2015	/s/ Robert Rigdon
Robert Rigdon
President and Chief Executive Officer